Exhibit 99.1

ScoutCam Signs Royalty Licensing Agreement With Sumita Optical Glass

Japan-based Sumita To Integrate ScoutCam’s Patented Micro-Visualization Technology Into Its Medical Devices

OMER, Israel, February 18, 2022 – ScoutCam (OTCQB: SCTC), a leading provider of image based solutions (including cloud and AI image processing) to the Condition Based Maintenance and the Predictive Maintenance markets as well as a leading provider of image based solutions to the medical device market, announced today that it has entered into a royalty licensing agreement for its patented micro-visualization solutions with Japan-based Sumita Optical Glass, Inc., a specialty optical fiber technology company (“Sumita”), for use in the manufacture and development of its medical device products.

Sumita designs and manufactures micro-optical parts such as micro-lenses, image bundles, lenses and light guides for use in small-diameter endoscope sub-assemblies sold in Japan and around the world. Sumita opened a new manufacturing facility in May 2021 to increase its capacity for high volume production of its micro and high precision optical components used in endoscopes as well as new medical device products currently under development.

According to the terms of the agreement, Sumita will pay ScoutCam a royalty for use of the Company’s small diameter video camera technology. The license entitles Sumita to include the Company’s technology in products sold worldwide.

Yovav Sameah, Chief Executive Officer of ScoutCam, commented on the announcement, “We are very excited to enter this licensing agreement of our technology; Sumita is one of world’s leading optical glass manufacturers and their products are widely used in technology-based applications. Licensing our micro visualization patents for use in their growing medical device business confirms the excellence of our technology and the value of our patent portfolio.”

“ScoutCam will continue focusing its business strategy on solidifying its position in the Industry 4.0 market,” said Mr. Sameah. “However, licensing offers another way to monetize our technology; the royalties from our agreement with Sumita will provide ScoutCam with a valuable passive revenue stream that we believe could reach millions of dollars in the long term based on Sumita’s potential endoscope business, while expanding our presence in the market. We continue to evaluate similar opportunities and I believe this will be one of many licensing opportunities for the Company.”

Toshiaki Sumita, President of Sumita, said: “We are delighted to have reached an agreement with ScoutCam which further validates Sumita’s long-term investments in R&D and commitment to improving our optical fiber technology standards.”

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance and Condition Based Monitoring markets with its visualization and AI platform. Pioneering the use of its visualization and AI platform in Industry 4.0 markets such as aviation, energy, mobility and transportation, ScoutCam’s camera-as-a-sensor™ technology, accompanied by specialized trained AI models, is being deployed in hard to reach locations and harsh environments, across a variety of Predictive Maintenance and Condition Based Monitoring use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

Forward-Looking Statements –

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s ability to maximize and generate revenues from its agreement with the leading optical glass manufacturer discussed in this press release. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including our flagship micro ScoutCam™, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.

For more information, please visit https://www.scoutcam.com.

Contact: Roee Peled, VPBD roee.peled@scoutcam.com / +972 (54) 446 8120